UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Tiptree Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2025

November 25, 2025

Explanatory Note

As previously announced, on September 26, 2025, Tiptree Inc., a Maryland corporation (“Tiptree”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Fortegra Group, Inc., a Delaware corporation (“Fortegra”) and DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea with its registered office at DB Financial Center, 432, Teheran-ro, Gangnam-gu, Seoul, Korea, 06194 (“Purchaser”). A subsidiary of Purchaser (“Merger Sub”) to be incorporated in Delaware following the date of the Merger Agreement and prior to the closing of the merger will, upon its formation, execute a joinder to the Merger Agreement and thereby become a party thereto. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Fortegra, the separate corporate existence of Merger Sub will cease and Fortegra will continue as the surviving corporation and a wholly-owned subsidiary of Purchaser (the “Merger”).

On October 17, 2025, Tiptree filed a preliminary proxy statement (the “Preliminary Proxy Statement”) and on October 31, 2025, Tiptree filed a definitive proxy statement (the “Proxy Statement”) for a special meeting of stockholders (the “special meeting”) to be held exclusively virtually at 4:00 p.m., Eastern Time on Wednesday, December 3, 2025. This supplement (this “Supplement”) to the Proxy Statement supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

Following the announcement of the proposed Merger, and as of the date of this Supplement, two purported stockholders of Tiptree filed complaints alleging that the Proxy Statement omitted or misstated material information with respect to the proposed Merger and seeking corrective disclosures and other equitable and legal relief. The complaints are entitled John Carroll v. Tiptree Inc., No. 659708/2025 (N.Y. Sup. Ct. filed November 11, 2025) and Eric Miller v. Tiptree Inc., No. 659715/2025 (N.Y. Sup. Ct. filed November 11, 2025) (collectively, the “Complaints”). It is possible that other complaints will be filed.

Tiptree believes that the Complaints are without merit and supplemental disclosures are not required or necessary under applicable laws. However, in order to avoid the risk that the Complaints delay or otherwise adversely affect the Merger, and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, Tiptree has agreed to supplement the Proxy Statement as described in this Supplement. Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Tiptree specifically denies all allegations in the Complaints that any additional disclosure was or is required. Tiptree’s board of directors continues to recommend unanimously that you vote “FOR” the proposals being considered at the special meeting.

The information contained herein and in the supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety, along with periodic reports and other information Tiptree has filed with the U.S. Securities and Exchange Commission (the “SEC”). To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references below are to pages in the Proxy Statement, and terms used below, unless otherwise defined herein, have the meanings given to such terms in the Proxy Statement. Paragraph references used herein refer to the Proxy Statement before any additions or deletions resulting from the supplemental disclosures. The information contained herein speaks only as of the date of this Supplement, unless the information indicates another date applies. Except as specifically noted herein, the information set forth in the Proxy Statement remains unchanged.

This Supplement supplements and updates the disclosures in the Proxy Statement as follows (new text is underlined; deleted text is lined-out):

•	Under “Selected Comparable Company Analysis” on page 58, replace the paragraph starting with “The results of this” and the chart that follow with the following:

The results of this warranty comparable company analysis are ~~summarized~~ listed below:

~~Metric~~ Peers	Second Quarter 2025 Actual (“Q2’25A”) P/BV	Q2'25A P/TBV	Non- GAAP P/E '26E
~~Warranty~~ Assurant, Inc.	1.92x	4.52x	10.7x

The results of this selected specialty comparable company analysis are listed below:

~~Metric(1)~~	~~Low~~	~~Median~~	~~Mean~~	~~High~~
~~Second Quarter 2025 Actual (“Q2’25A”) P/BV~~	~~0.96x~~	~~2.13x~~	~~2.12x~~	~~5.80x~~
~~Q2'25A P/TBV~~	~~0.97x~~	~~2.23x~~	~~2.28x~~	~~5.81x~~
~~Non-GAAP P/E '26E~~	~~5.4x~~	~~12.5x~~	~~12.8x~~	~~20.8x~~

Peers	Second Quarter 2025 Actual (“Q2’25A”) P/BV	Q2'25A P/TBV	Non- GAAP P/E '26E
Arch Capital Group Ltd.	1.49x	1.59x	9.2x
W. R. Berkley Corporation	3.00x	3.07x	14.8x
Markel Group Inc.	1.41x	1.90x	18.0x
American Financial Group, Inc.	2.61x	2.93x	12.2x
Kinsale Capital Group, Inc.	5.80x	5.81x	20.8x
AXIS Capital Holdings Limited	1.33x	1.38x	7.5x
RLI Corp.	3.42x	3.53x	20.8x
Palomar Holdings, Inc.	3.66x	3.95x	13.1x
Aspen Insurance Holdings Limited(1)	0.96x	0.97x	5.4x
SiriusPoint Ltd.	1.08x	1.17x	7.4x
Skyward Specialty Insurance Group, Inc.	2.13x	2.36x	11.4x
Bowhead Specialty Holdings Inc.	2.23x	2.23x	12.8x
Low	0.96x	0.97x	5.4x
Median	2.13x	2.23x	12.5x
Mean	2.12x	2.28x	12.8x
High	5.80x	5.81x	20.8x

(1)	Aspen market data as of August 19, 2025, reflecting unaffected data prior to news leak about Aspen’s acquisition by Sompo.

•	Under “Selected Precedent Transaction Analysis” on page 59, replace the paragraph starting with “The reasons for” and the bulleted lists that follow with the following:

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Fortegra and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and Fortegra. Based upon these judgments, Barclays selected (1) a P/BV multiple range of 1.20x to 2.20x, (2) a P/TBV multiple range of 1.20x to 2.20x and (3) a Non-GAAP P/E ‘26E multiple range of 9.0x to 11.0x, and applied such ranges to the Fortegra Projections to calculate a range of implied values of Fortegra. The following ~~table sets~~ tables set forth the transactions analyzed based on such characteristics and the results of such analysis:

Pure Specialty:

Date Announced	Buyer	Target	Deal Value ($mm)	P/BV	P/TBV	Forward Year 2 P/E
3/19/2025	The Doctor’s Company	ProAssurance Corporation	$1,279	1.06x	1.12x	23.5x
12/16/2022	Altaris, LLC	Trean Insurance Group, Inc.	$316	0.78x	1.65x	11.5x
8/10/2022	Mitsui Sumitomo Insurance Co. Ltd.	Transverse Insurance Group LLC	$400	4.55x	N/A	N/A
1/15/2021	TowerBrook Capital Partners L.P. & Further Global Capital Management	ProSight Global, Inc.	$586	0.96x	1.01x	8.6x
8/22/2018	The Hartford Financial Services Group, Inc.	The Navigators Group, Inc.	$2,151	1.74x	1.78x	20.6x

~~•~~	~~Date Announced: 3/19/2025 Buyer: The Doctor’s Company Target: ProAssurance Corporation~~

~~•~~	~~Date Announced: 12/16/2022 Buyer: Altaris, LLC Target: Trean Insurance Group, Inc.~~

~~•~~	~~Date Announced: 8/10/2022 Buyer: Mitsui Sumitomo Insurance Co. Ltd. Target: Transverse Insurance Group LLC~~

~~•~~	~~Date Announced: 1/15/2021 Buyer: TowerBrook Capital Partners L.P. & Further Global Capital Management Target: ProSight Global, Inc.~~

~~•~~	~~Date Announced: 8/22/2018 Buyer: The Hartford Financial Services Group, Inc. Target: The Navigators Group, Inc.~~

Commercial:

Date Announced	Buyer	Target	Deal Value ($mm)	P/BV	P/TBV	Forward Year 2 P/E
8/27/2025	Sompo Holdings, Inc.	Aspen	$3,480	1.30x	1.31x	7.4x
7/29/2024	Affiliates of Sixth Street Partners, LLC	Enstar Group Limited	$5,148	0.98x	0.99x	N/A
4/5/2024	Arch Insurance North America	Fireman’s Fund Insurance Company (Allianz)	$1,850	1.29x	N/A	N/A
2/8/2023	Brookfield Reinsurance Ltd.	Argo Group International Holdings, Ltd.	$1,100	1.01x	1.13x	8.6x
3/21/2022	Berkshire Hathaway Inc.	Alleghany Corporation	$11,473	1.25x	1.53x	11.1x
9/11/2020	Third Point Reinsurance Ltd.	Sirius International Insurance Group, Ltd.	$788	0.52x	0.83x	7.6x
8/28/2018	Affiliates of certain investment funds managed by affiliates of Apollo Global Management, LLC	Aspen	$2,600	1.12x	1.14x	N/A
3/4/2018	AXA S.A.	XL Group Ltd	$15,300	1.55x	2.01x	14.9x
1/23/2018	American International Group, Inc.	Validus Holdings, Ltd.	$5,560	1.57x	1.77x	N/A

~~•~~	~~Date Announced: 8/27/2025 Buyer: Sompo Holdings, Inc. Target: Aspen~~

~~•~~	~~Date Announced: 7/29/2024 Buyer: Affiliates of Sixth Street Partners, LLC Target: Enstar Group Limited~~

~~•~~	~~Date Announced: 4/5/2024 Buyer: Arch Insurance North America Target: Fireman’s Fund Insurance Company (Allianz)~~

~~•~~	~~Date Announced: 2/28/2023 Buyer: Brookfield Reinsurance Ltd. Target: Argo Group International Holdings, Ltd.~~

~~•~~	~~Date Announced: 3/21/2022 Buyer: Berkshire Hathway Inc. Target: Alleghany Corporation~~

~~•~~	~~Date Announced: 9/11/2020 Buyer: Third Point Reinsurance Ltd. Target: Sirius International Insurance Group, Ltd.~~

~~•~~	~~Date Announced: 8/28/2018 Buyer: Affiliates of certain investment funds managed by affiliates of Apollo Global Management, LLC Target: Aspen~~

~~•~~	~~Date Announced: 3/4/2018 Buyer: AXA S.A. Target: XL Group Ltd~~

~~•~~	~~Date Announced: 1/23/2018 Buyer: American International Group, Inc. Target: Validus Holdings, Ltd.~~

•	Under “Dividend Discount Analysis” on page 60, replace the paragraph starting with “As a further analysis” with the following:

As a further analysis in estimating the implied equity value of Fortegra, Barclays performed a dividend discount analysis. To analyze the present value of Fortegra, Barclays discounted to present value the estimated dividends expected to be paid by Fortegra to its stockholders in future years using a range of selected discount rates. In connection with this analysis, Barclays assumed (i) dividends in each of the years 2025 to 2030 as provided in the Fortegra Projections, (ii) dividends in each of the years from and following 2031 using the Gordon growth method with a rate of 2.5% applied to 2030E ~~projected~~ estimated dividend of $164.6 million based on the guidance from the management of Fortegra for operating leverage, (iii) an operating leverage, calculated as year-end NPW divided by year-end book value, based on the Fortegra Projections through 2029E, reflecting no incremental capital release or injection, (iv) target operating leverage for 2030E in-line with the Fortegra Projections for 2029E and (v) estimates of Fortegra’s cost of equity, ranging from 9.0% to 11.0%. This dividend discount model analysis resulted in a range of implied equity values of $1,269 million to $2,029 million.

•	Under “Interests of Tiptree’s Directors and Executive Officers in the Merger” on page 66, replace the paragraph starting with “Tiptree does not believe” with the following:

Tiptree does not believe that any director, director nominee or executive officer of Tiptree since January 1, 2024, has any direct or indirect substantial interest in the Merger that is different from or in addition to the interests of our stockholders generally. At no point was there any discussion of post-Merger employment, directorships, or benefits for any Tiptree director, director nominee or executive officer. Further, the Tiptree Board has determined that the Merger does not qualify as a Change in Control as such term is defined in Tiptree’s 2017 Omnibus Incentive Plan, as amended, and therefore no RSU awards will accelerate, and no time-vesting requirements of stock options will be waived in connection with the Merger.

Additional Information and Where to Find It

In connection with the Merger, Tiptree filed with the SEC the Proxy Statement. Tiptree mailed or otherwise provided to its stockholders the Proxy Statement on or about October 31, 2025 in connection with the Merger. Tiptree may also file other documents with the SEC regarding the Merger. This document is not a substitute for the Proxy Statement or any other document that may be filed by Tiptree with the SEC.

TIPTREE URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TIPTREE, THE MERGER AND RELATED MATTERS.

Any vote in respect of resolutions to be proposed at a Tiptree stockholder meeting to approve the Merger or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement and this Supplement. You may obtain a free copy of the Proxy Statement and other related documents filed by Tiptree with the SEC at the website maintained by the SEC at www.sec.gov. You also may obtain a free copy of the Proxy Statement and other documents filed by Tiptree with the SEC by accessing the Investor Relations section of Tiptree’s website at https://investors.tiptreeinc.com.

The proposed transaction will be implemented solely pursuant to the Merger Agreement, which contains the full terms and conditions of the proposed transaction.

Forward-Looking Statements

This Supplement contains forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “seek,” “may,” “plan,” “project,” “should,” “target,” “will,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the Merger, satisfaction of the conditions to closing and the consummation of the Merger, Tiptree’s or Fortegra’s expected financial condition, results of operations and business performance, forecasted financial information regarding Tiptree or Fortegra, the tax and accounting consequences of the Merger and the other transactions contemplated by the Merger Agreement and the amounts of proceeds resulting from the Merger, including statements regarding the intended use of such proceeds, are forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. Important factors that could cause actual results to vary materially from the results referred to in the forward-looking statements in this Supplement include the risks noted in the section entitled “CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS” beginning on page 27 of the Proxy Statement, as well as risks related to potential future claims or litigation in connection with the proposed Merger and the potential impact of the same on the timing and ability of the parties to consummate the proposed Merger, and expenses associated with the proposed Merger.

For additional information about risks and uncertainties that may cause actual results of the Merger and the other transactions contemplated by the Merger Agreement to differ materially from those described, please refer to our reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements in this Supplement speak only as of the date of this Supplement. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Participants in the Solicitation

Tiptree and certain of its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Tiptree’s stockholders in connection with the Merger. Stockholders may obtain information regarding the names, affiliations and interests of Tiptree’s directors and executive officers in Tiptree’s definitive proxy statement on Schedule 14A for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2025 and in Tiptree’s Current Report on Form 8-K filed with the SEC on May 1, 2025. Additional information concerning the interests of Tiptree’s participants in the solicitation, which may, in some cases, be different than those of Tiptree’s stockholders generally, is set forth in the Proxy Statement and other materials that may be filed with the SEC in connection with the Merger when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov.